FOURTH AMENDMENT TO THE REVOLVING CREDIT PROGRAM AGREEMENT

This Fourth Amendment to the Revolving Credit Program Agreement ("Amendment") is made as of this 23rd day of June, 2003, by and between MILL CREEK BANK, INC., a Utah state-chartered industrial loan corporation ("Mill Creek Bank") and SELECT COMFORT CORPORATION, a Minnesota corporation and its subsidiaries ("Select Comfort"), with its executive offices at 6105 Trenton Lane North, Minneapolis Minnesota 55442.


         WHEREAS, Mill Creek Bank and Select Comfort entered into a Revolving Credit Program Agreement ("Agreement") executed on May 17, 1999, an Amendment dated February 20, 2001 regarding the Termination Notice Period (the "First Amendment"), an Amendment dated April 13, 2001 (the "Second Amendment") and an Amendment dated June 19, 2002 regarding a Letter of Credit (the "Third Amendment");

         WHEREAS, Mill Creek Bank and Select Comfort desire to amend the Agreement dated May 17, 1999;

         NOW THEREFORE, in consideration of the terms and conditions stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mill Creek Bank and Select Comfort agree as follows:

         1. Other than new definitions contained herein, all defined terms shall have the same meaning in this Amendment as they do in the Agreement.

         2. The First Amendment, which amended Section 8.02 of the Agreement, shall be deleted in its entirety and will revert back to Section 8.02 of the Revolving Program Agreement dated May 17, 1999.

         3. The Second Amendment shall be revised by deleting paragraphs 2, 3, 4, 6, 8, 9. All deleted paragraphs shall now revert back to the Revolving Program Agreement dated May 17, 1999.

         4. The Third Amendment dated June 19, 2002 shall be deleted in its entirety.

         5. Section 2.08 of the Agreement, Select Comfort Commitment, shall be replaced with the following:

                  Select Comfort agrees to give Mill Creek Bank the right of first refusal on private label financed business except that Select Comfort, in its sole discretion, may at anytime give the right of first refusal for private label financed business in excess of $70 million to another private label credit grantor to the extent the Private Label Purchase volume for the prior consecutive 12 month period is at least $70 million. Select Comfort guarantees that Mill Creek Bank Retail Program Purchase volume will be at least 85% of the mix between Retail and Direct Program Purchases. Select Comfort must provide 30 days prior written notice to Mill Creek Bank and Mill Creek Bank and Select Comfort must mutually agree upon a list ("List") of stores/districts/states that will be terminated from the MCB Program in order to maintain the program purchase mix referred to above.

                  If a minimum of $40 million in annual net Private Label Purchase volume is not generated in any year under the Program, Mill Creek Bank may terminate this program upon 30 days written notice to Select Comfort.

         6. Section 2.09, Fees, Discounts and Charges, shall be amended as follows:

                  Exhibit A of the Agreement shall be replaced with the attached Exhibit A.


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         7.      Section 2.10, Marketing Fund, shall be replaced with the
                 following:

                  Mill Creek Bank will form a jointly managed marketing fund ("Fund"). The Fund will be jointly managed by Mill Creek Bank and Select Comfort to be utilized for promotion of the program. Mill Creek Bank will allocate 10 basis points of net Purchases to the Fund in each subsequent Program month if the Program generates a minimum of $100 million in annual net Purchases during the previous twelve months. If the Program generates net Purchases that are less than $100 million, the Fund will be reduced at the discretion of Mill Creek Bank. Upon termination of the Program any money remaining in the Fund will be retained by Mill Creek Bank.

         8. Section 4.02 (b) shall be deleted and replaced with the following:

                  Select Comfort shall forward promptly to Mill Creek Bank, by mail, telephone, facsimile transmission, or electronically, completed credit applications.

         9. Section 4.04 (a)(iii) and Section 4.04 (b)(iii) shall be amended by deleting the last sentence in each section and insert the following in each section:

                  Authorization may be obtained electronically or by contacting Mill Creek Bank at a designated phone number established for the purpose of issuing authorizations under the Program.

         10.      Section 8.01, Term, shall be replaced with the following:

                  This Agreement shall continue in full force and effect until June 30, 2006. Thereafter, the agreement will continue in full force until either Select Comfort or Mill Creek Bank provides 150 days written notice of its intent to terminate this Agreement.

Except as expressly amended herein, all terms of the Agreement, and Second Amendment shall remain in full force and effect and binding upon the parties.

IN WITNESS WHEREOF, Mill Creek Bank and Select Comfort have hereunto set their hands as of the date first written above.

MILL CREEK BANK, INC.              SELECT COMFORT CORPORATION


By:  /s/ Shawn R. Gensch            By:  /s/  Mark A. Kimball
   ---------------------------         ------------------------------

Its:  President                    Its:  Senior Vice President & General Counsel
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